STOCK OPTION AGREEMENT

	pursuant to the

	CHESAPEAKE UTILITIES CORPORATION
	PERFORMANCE INCENTIVE PLAN


	AGREEMENT dated as of January 1, 1998 and entered into, in duplicate, by and between Chesapeake Utilities Corporation, a Delaware corporation
(the "Company"), and [Jeremy D. West/William C. Boyles/Michael P.
McMasters/Steve Thompson/Philip Barefoot/William P. Schneider/James Schneider] (the "Grantee") who resides at [address].

	WITNESSETH that:

	WHEREAS, the Chesapeake Utilities Corporation Performance Incentive Plan (the "Plan") has been duly adopted by action of the Company's Board of Directors as of January 1, 1992; and

	WHEREAS, the Committee of the Board of Directors of the Company referred to in the Plan (the "Committee") has determined that it is in the best interests of the Company to grant the stock option award described herein pursuant to the Plan; and

	WHEREAS, [subject to Section 12,] the shares of the Common Stock of the Company that may be delivered pursuant to this Agreement, when added to the other shares of the Common Stock of the Company that may be delivered pursuant to other agreements entered into under the Plan, do not exceed the total number of shares of the Common Stock of the Company with respect to which awards are authorized to be granted under the Plan;

	NOW, THEREFORE, it is hereby covenanted and agreed by and between the Company and the Grantee as follows:

	Section 1.	STOCK OPTION AWARD

	The Company hereby grants to the Grantee a Stock Option Award for the three-year period commencing January 1, 1998 and ending December 31, 2000 (the "Award Period"). As more fully described herein, the Stock Option
Award consists of an option to purchase [XX,XXX] shares of the Company's Common Stock (par value $.4867 per share) (the "Option"), half subject to the time vesting requirements and half subject to the performance vesting requirements set forth in Section 2 hereof. Subject to all the terms and conditions hereinafter set forth, the Option shall be irrevocable. The price at which the Option shall be exercisable shall be $20.50 per Share
(the "Exercise Price").

	Section 2.	THE OPTION

	 (a)	Subject to all of the other terms and conditions hereinafter set forth, the Option shall become exercisable by the Grantee in installments as set forth below, but in no event shall the Option be exercised later than December 31, 2005 (the "Expiration Date").

		-- On or after December 31, 1998, the Option may be exercised in respect of one-sixth of the aggregate number of Shares specified in Section
1.

		-- On or after December 31, 1999, the Option may be exercised in respect of an additional one-sixth of the aggregate number of Shares specified in Section 1.

		-- On or after December 31, 2000, the Option may be exercised in respect of an additional one-sixth of the aggregate number of Shares specified in Section 1.

	(b)	In addition, as soon as practicable after the Company's
independent auditors have certified the Company's financial statements for each calendar year in the Award Period (an "Award Year"), the Committee shall determine for that calendar year and for purposes of this Agreement the Company's earnings growth (measured by reference to book value per share) ("EG"), growth in non-gas net income ("NGNI") and share price relative to book value ("Price/Book Value") as of the end of that Award Year. EG, NGNI and Price/Book Value shall be determined by the Committee based on financial results reported to shareholders in the Company's annual reports but shall be subject to adjustment by the Committee for extraordinary events. The Committee shall promptly notify the Grantee of its determination. Following each such determination, the Grantee shall be eligible to exercise the Option as to additional shares subject to the performance vesting requirements set forth below.

		On a cumulative basis, a Grantee may exercise the Option after each determination for an Award Year as follows:

		-- If EG for the Award Year exceeds EG for the prior calendar year by seven percent (7%) or more, then the Grantee may exercise his Option with respect to one-twelfth of the aggregate number of Shares specified in Section 1;

		-- If NGNI for an Award Year exceeds NGNI for the prior calendar year by ten percent (10%) or more, then the Grantee may exercise his Option with respect to one-twentieth of the aggregate number of Shares specified in Section 1; and/or

		-- If Price/Book Value for an Award Year falls within the top quintile of companies included in the C.A. Turner database (natural gas distribution companies and integrated natural gas companies), then the Grantee may exercise his Option with respect to one-thirtieth of the aggregate number of Shares specified in Section 1.

	(c)	In the event of a Change in Control, as defined in the Plan, (A)
all Option installments subject to Section 2(a) above that have not theretofore become exercisable shall become exercisable in full and (B) the Option installment subject to Section 2(b) for the Award Year in which the Change in Control occurs shall be become exercisable as if all performance criteria were satisfied for such Award Year but only in proportion to the total number of days in the year that have elapsed prior to the Change in Control.

	(d)	The Option or any portion thereof shall be exercised by
delivering or mailing to the Committee at the Company's address at the time of exercise.

		(i)	a notice in writing specifying the number of Shares to be
purchased, and

		(ii)	payment in full of the Exercise Price for the Shares so
purchased by (1) a money order, cashiers check or certified check payable to the Company, (2) exchange of Shares of the Company's Common Stock
(including exchange of Shares received upon the exercise of a portion of a stock option to satisfy the exercise price for additional portions of the option), valued at Fair Market Value as defined in the Plan, or (3) such other form of payment as shall be determined by the Committee to be acceptable, in all cases subject to any withholding required by applicable law or regulations.

	(e)	Sale, transfer, or hypothecation of the Shares shall be
prohibited for a period of three (3) years after they are issued (the "Restriction Period"), and the Shares will bear a restrictive legend to that effect.

	(f)	Upon expiration of the Restriction Period, the transfer
restrictions imposed by this Agreement will expire and new certificates representing the Shares, without the restrictive legend described in paragraph (e) of this Section 2, shall be issued, subject to the provisions of this paragraph (f). The Shares will not be registered for resale under the Securities Act of 1933 or the laws of any state except when and to the extent determined by the Board pursuant to a resolution. Until a registration statement is filed and becomes effective, however, transfer of the Shares after expiration of the Restriction Period will require the availability of an exemption from such registration, and prior to issuance of new certificates, the Company will be entitled to take such measures as it deems appropriate (including but not limited to obtaining from the Grantee an investment representation letter and/or further legending the new certificates) to ensure that Shares are not transferred in the absence of such an exemption.

	(g)	The Option is exercisable only by the Grantee or, in the case of the Grantee's death or incapacity, by the Grantee's executors, administrators, guardians or other legal representatives, and shall not be assignable or transferable by the Grantee, other than by will or the laws of descent and distribution.

	(h)	Upon receipt of the notice of exercise and payment of the
Exercise Price, the Company shall, subject to the provisions of this Agreement, promptly issue to the Grantee a certificate or certificates for the Shares purchased, without charge to the Grantee for issue or transfer tax. Until the Grantee is recorded on the Company's stockholder ledger as the holder of record of the Shares, no right to vote or receive dividends or other distributions nor any other rights as a stockholder of the Company shall exist with respect to Shares receivable, notwithstanding the exercise of the Option. Except as provided in Section 5 of this Agreement, no adjustment shall be made for distribution or other rights for which the record date is prior to the date of issuance of the certificate for the Shares.

	(i)	If the Grantee is separated from employment before the Option has been exercised as to any or all of the Shares, such unexercised portion of the Option shall be exercisable or forfeited as follows, except that under no circumstances can any portion of the Option be exercised after the Expiration Date:

		(i)	Upon voluntary termination by the Grantee (other than for
retirement at age 65 or as accepted by the Committee) any unexercised portion of the Option shall be forfeited, unless otherwise determined by the Committee.

		(ii)	Upon termination by the Company for failure of job
performance or other just cause as determined by the Committee, any unexercised portion of the Option that is exercisable may be exercised during a period of 30 days following termination, at which time the Option shall expire, unless such period is extended by the Committee.

		(iii)	Upon termination of employment by reason of death or
total and permanent disability (as determined by the Committee), the Option shall be deemed exercisable immediately as to that proportion of the total number of shares subject to the Option equal to the proportion of the Award Period served, reduced by the number of shares as to which the Option has already been exercised and reduced by the number of shares subject to
Section 2(c) for which performance criteria were not met in year completed prior to termination. The remaining portion of the Option shall expire, unless otherwise determined by the Committee. If termination is by reason of death, the exercisable portion of the Option shall expire (if it has not already expired) the later of (A) six months from the date of death, or (B) March 15, 2001, unless extended by the Committee.

		(iv)	Upon retirement of the Grantee at age 65 or as accepted by
the Committee, the Option must be exercised no later than the fifth anniversary of such retirement, at which time the Option shall expire, unless such period is extended by the Committee.

	(j)	The Option is not, is not intended to be, and shall not be
treated as, an "incentive stock option" as defined in Section 422A of the Internal Revenue Code of 1986.

	Section 3.	WITHHOLDING

	(a)	The Grantee shall be solely responsible for any federal, state or local income taxes imposed in connection with the exercise of the Option or any portion thereof or the delivery of Shares incident thereto. Prior to the transfer of Shares to the Grantee, the Grantee shall remit the Company an amount sufficient to satisfy any federal, state, local or other withholding tax requirements.

	(b)	The Grantee may elect to have any withholding tax obligation satisfied by having the Company withhold shares otherwise deliverable to the Grantee upon exercise of an Option, unless the Committee shall determine otherwise by resolution.

	Section 4.	ADDITIONAL CONDITIONS TO ISSUANCE OF SHARES

	Each exercise of the Option or any portion thereof shall be subject to the condition that if at any time the Committee shall determine, in its sole discretion, that it is necessary or desirable as a condition of, or in connection with, such exercise (or the delivery of Shares thereunder)
(i) to satisfy withholding tax or other withholding liabilities, (ii) to effect the listing, registration or qualification on any securities exchange or under any state or federal law of any Shares deliverable in connection with such exercise, or (iii) to obtain the consent or approval of any regulatory body, then in any such event such exercise or transfer shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Any such limitation affecting the right to exercise an Option shall not extend the time within which the Option may be exercised, unless the Committee in its sole discretion determines otherwise; and neither the Company or any affiliate of the Company, the directors or officers of the Company or any affiliate of the Company, nor the Committee shall have any obligation or liability to the Grantee or to any executor, administrator, guardian or other legal representative of the Grantee regarding Shares with respect to which the Option shall lapse, or with respect to which the purchase of Shares shall not be effected, because of such limitation.

	Section 5.	ADJUSTMENT OF SHARES

	(a)	If the Company shall be involved in a merger, consolidation or other reorganization, whether or not the Company is the surviving corporation, any unexercised portion of the Option received hereunder shall be deemed an option to purchase the same number of shares in the surviving corporation that a holder of the number of Shares subject to the unexercised portion of the Option would be entitled to receive under the terms of the merger, consolidation or other reorganization if the holder had exercised such portion of the Option immediately prior to the merger, consolidation or other reorganization. Any option deemed granted under this Section 5(a) shall be deemed granted on the date the original Option was granted for purposes of the vesting provisions of Section 2. If the Company is not the surviving corporation, the surviving corporation (the "Successor") shall succeed to the rights and obligations of the Company under this Agreement.

	(b)	If any subdivision or combination of shares of Common Stock or any stock dividend, capital reorganization or recapitalization occurs after the adoption of the Plan, the Committee shall make such proportionate adjustments as are appropriate in the purchase price of, and the number of Shares underlying, the Option in order to prevent the dilution or enlargement of the rights of the Grantee.

	Section 6.	NO RIGHT TO EMPLOYMENT

	Nothing contained in this Agreement shall be deemed by implication or otherwise to confer upon the Grantee any right to continued employment by the Company or any affiliate of the Company.

	Section 7.	NOTICE

	Any notice to be given hereunder by the Grantee shall be sent by mail addressed to Chesapeake Utilities Corporation, 861 Silver Lake Boulevard, Cannon Building, Dover, Delaware 19904, for the attention of the Committee, c/o the Secretary, and any notice by the Company to the Grantee shall be sent by mail addressed to the Grantee at the address of the Grantee shown on the first page hereof. Either party may, by notice given to the other in accordance with the provisions of this Section 7, change the address to which subsequent notices shall be sent.

	Section 8.	ASSUMPTION OF RISK

	It is expressly understood and agreed that the Grantee assumes all risks incident to any change hereafter in the applicable laws or regulations or incident to any change in the market value of the Shares.

	Section 9.	TERMS OF PLAN

	This Agreement is entered into pursuant to the Plan (a copy of which has been delivered to the Grantee). This Agreement is subject to all of the terms and provisions of the Plan, which are incorporated into this Agreement by reference, and the actions taken by the Committee pursuant to the Plan. In the event of a conflict between this Agreement and the Plan, the provisions of the Plan shall govern. All determinations by the Committee will be in its sole discretion and will be binding on the Company and the Grantee.

	Section 10.	GOVERNING LAW; AMENDMENT

	This Agreement shall be governed by, and shall be construed, enforced and administered in accordance with the laws of the State of Delaware and the requirements of any applicable federal law. This Agreement may be modified or amended only in writing signed by the parties hereto.

	Section 11.	TERMS OF AGREEMENT

	This Agreement shall remain in full force and effect and shall be binding against the parties hereto for so long as the Option remains outstanding and for so long as any Shares issued to the Grantee under this Agreement continue to be held by the Grantee.

	Section 12.	SHAREHOLDER APPROVAL

	It is a condition precedent to the exercise of all or a portion of the Option issued to the Grantee that the shareholders of the Company pursuant to Section 8.01(a) of the Plan shall have approved an amendment to Section
6.01 of the Plan increasing the number of shares subject to awards under the Plan to a number of shares greater than the number of shares of Common Stock subject to awards granted under the Plan through the date of this Agreement.

	IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name, and the Grantee has executed the same in evidence of the Grantee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.

					CHESAPEAKE UTILITIES CORPORATION

					By: 	_________________________________



						_________________________________
						Grantee

(..continued)





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